Exhibit 99.1

Final Transcript

IFS - Q2 2004 INFRASOURCE SERVICES Earnings Conference Call

Conference Call Transcript

IFS - Q2 2004 INFRASOURCE SERVICES Earnings Conference Call

Event Date/Time: Aug. 11. 2004 / 9:00AM ET

Event Duration: N/A

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CORPORATE PARTICIPANTS

David Helwig

InfraSource Services Inc. - President and CEO

Terence Montgomery

InfraSource Services Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Sanjay Shrestha

First Albany Capital - Analyst

Gina Gordon

Merrill Lynch - Analyst

Tom Ford

Lehman Brothers - Analyst

Jeff Beach

Stifel Nicolaus - Analyst

Alex Rygiel

Friedman Billings Ramsey - Analyst

John Rogers

DA Davidson - Analyst

Roman Rjanikov

Massachusetts Financial Services - Analyst

David Beard

Morgens, Waterfall, Vintiadid - Analyst

Tahira Afzal

Lehman Brothers - Analyst

PRESENTATION

Operator

 Welcome to the InfraSource 2004 Second Quarter Results Conference Call. Today’s call will be hosted by David Helwig, Chief Executive Officer, and Terence Montgomery, Chief Financial Officer.

As a reminder, today’s call is being recorded. Statements made on this conference call may contain forward-looking statements based on InfraSource’s current expectations about future events.

These statements generally relate to InfraSource’s plan, objectives and expectations for future operations, and are based upon management’s current estimates and projections of future results or trends. These statements are subject to a number of risks and uncertainties and other factors that could cause actual results to differ materially from those described in the forward looking statements.

Listeners are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of InfraSource’s future performance. For a detailed discussion of these and other cautionary statements, please refer to InfraSource’s filings with the Securities and Exchange Commission.

At this time, I’d like to turn the conference over to David Helwig, please go ahead, sir.

David Helwig - InfraSource Services Inc. - President and CEO

 Thank you Sarah, and good morning. Welcome to our second quarter 2004 earnings conference call. Joining me today for the presentation and discussion is Terry Montgomery, our Chief Financial Officer.

Today we will discuss our second quarter results and recent acquisition and divestiture activities. As you can see, we have continued to move forward during the quarter, financially, operationally and strategically, and the primary market that we service remain active.

Our revenues for the second quarter were comparable to the first quarter as we discussed during our first conference call. However, our expenses were up slightly as compared to the first quarter. We have good visibility into revenues for the remainder of the year based on our backlog and are building substantial backlog for 2005. We are experiencing significant bidding activity and contract awards in each of our end markets, especially electric and natural gas.

Our recently announced acquisitions of EnStructure and Utili-Trax will be great additions to our business, strengthening our geographic presence, and expanding our service offerings. And finally, in addition, we are divesting a small, telecom craft services subsidiary in order to sharpen the focus of our telecom business. We are well aware that our financial statements are a bit complicated by a number of factors having to do with our transformation from a private to a public company, including purchase accounting, early retirement of debt, but our progress is clear.

Our revenues increased 8% compared to the second quarter of 2003. Our backlog is up 10% compared to the first quarter of 2004, and up 36% compared to the second quarter of 2003. Our EBITDA from continuing operations was up 12% to $15.6 million for the quarter, versus $14 million for the quarter a year ago, excluding the effect of IPO related expenses and the one time charge for early extinguishments of debt paid in conjunction with the IPO.

This result is net of the impact of record setting rains in the Midwest causing greater than $1 million of increased cost during the period. Although we have reported a GAAP net loss for the quarter, income would have been $4.1 million versus $4.3 million for the second quarter a year ago, excluding the effect of amortization of intangible assets arising from the acquisition, IPO expenses, discontinued operations and loss on early extinguishments of debt in conjunction with the IPO.

This despite a $1.6 million after tax of additional interest expense during the second quarter of 2004, relating to debt incurred in conjunction with the purchase of InfraSource in September. Our balance sheet is stronger following the IPO as evidenced by our debt to shareholders equity ratio of 32% at the end of the second quarter versus 98% at the end of the first quarter.

Our second quarter revenue break down reflects our focus on the electric and natural gas end markets, 56% of our revenue came from the electric power end market, 29% from natural gas, 9% from telecom with the remainders of 6% from other. It also reflects a good balance of large customers, 33% of our revenue came from our two largest customers, 53% from our top ten customers, and 65% from our top 20 customers.

We see continued favorable markets for our services, and continued validation of our strategic focus. In the electric power market, our backlog is up 33%. It was $73 million compared to the second quarter 2003, and is up 3% to $9 million from the first. This is the first quarter of this year, despite accelerated completion schedules on major transmission projects. We are experiencing a considerable increase in transmission opportunities in the Midwest, in Texas and in the Western United States.

We were awarded two new transmission orders during the second quarter, and subsequently an additional project totaling about $16 million. The status of our major ongoing transmission projects is as follows. The California Path 15 project is tracking very well. Of course it’s scheduled for November completion and we are currently in discussions with the other parties regarding the potential for early completion of this project.

Our Bonneville Power Schulz Wautoma project is well underway and ahead of its contractual schedule. PowerUp Wisconsin, some preliminary work has begun on this project and substantial mobilization is now anticipated before the end of the third quarter. Continuing in the electric market, we did experience a sizeable increase in our backlog of distribution work during the quarter due to the award of more than $30 million of contracts.

Bidding activity for industrial projects including IPP work picked up substantially during the second quarter with an increase in backlog of greater than $25 million, and subsequent commitments for additional work of approximately $15 million during July. In the natural gas market, our backlog is up 34% or $103 million versus the second quarter of 2003 and is up 14%, or $49 million versus the first quarter of 2004.

This increase is based largely on the extension of existing orders and the award of new multi-year blanket contracts in the Midwest totaling about $90 million. Additionally, our pending acquisitions of EndStructure and Utili-Trax will strengthen our geographic presence in the Midwest, South, and Southeast and provide additional service offerings for these markets.

In the telecommunications market, our backlog is up 39% or $49 million versus the second quarter 2003 and it is up 22%, or $27 million versus the first quarter of this year. During the period, we were awarded one large fiber project, and that project was begun in the Western United States for about $10 million.

Our strategy is based on capitalizing on the favorable trends in the utility infrastructure markets, and our increased backlogs that I’ve just talked about are reflective of the benefits of that focus. Another component of our value building strategy is to make acquisitions that complement our existing businesses and skill sets. On August 4th, we announced definitive agreements to acquire two companies.

EnStructure from Semco for $20.8 million cash purchase price and the assumption of certain liabilities. EnStructure had 2003 revenues of about $75 million, they serve the utility, oil and natural gas customers in the Midwest, South and Southeast, providing a wide range of construction services including pipeline installation for underground transmission and distribution, pipeline integrity services, construction of compressor and meter stations, restoration and fiber optic installations.

Utili-Trax was purchased from Connexus for $5.3 million cash purchase price and the assumption of certain liabilities. Connexus revenues in 2003 was about $10, takes care of the cooperatives and municipal utilities throughout the Midwest, providing underground and overhead construction services including joint trenching, directional boring, and utility line transformer meter installation and maintenance services.

These acquisitions are consistent with our business plan and strategy, and we are very excited about the benefits it will bring to our company. We will expect that they will be immediately accreted to 2004 earnings, that they will consolidate our customer base in the Midwest, including relationships with Semco and Connexus and add geographic reach to our operations, especially in the South and Southeast and expand our portfolio service offerings.

Steve Hicks, the President of EnStructure and Darin Peterson, the President of Utili-Trax will join our InfraSource leadership team. We expect that both of these deals will close during the third quarter 2004. We also recently signed a definitive agreement to divest a small telecom telecommunications subsidiary named RJE for about $6 million.

This operation provides telecom craft services to RBOCs, and was not part of our business strategy. It had 2003 revenues of approximately $21 million and operated at essentially break even profitability. Closing with this deal is also expected in the third quarter.

Looking forward for the third quarter, we expect that revenues will be 10 to 15% higher than in the second quarter due in part to the seasonal nature of our business and also due to the acquisitions that we have closed during the third quarter. However, our gross margin percentage will be slightly lower than the second quarter, reflecting our current mix of work.

Additionally, SG&A expenses will decrease due to the elimination of some unusual items. We anticipate that for the fourth quarter, revenue is expected to somewhat exceed the third quarter due to the previously discussed acquisitions, and that our gross profit is expected to be higher than in the third quarter, due to the anticipated favorable close out of certain of our projects, and the contribution of the acquisitions.

We expect that the contribution of our two recently announced acquisitions will be accretive to earnings for a portion of the third quarter and into the fourth quarter, and will contribute approximately $0.06 to $0.08 per share on a full year basis. Overall, for the year, we expect that our gross margin percentage will be at about the same level, as we have experienced year to date.

This is reflective of the shift in mix of our work for the remainder of the year, the delay in award of some anticipated fixed price electric construction projects. The impact of extreme weather that I mentioned before in the upper Midwest, and also some operational performance issues that we experienced in the first half, which cause a reduction in gross profit of approximately $3 million on several of our smaller fixed price electric contracts.

These problems have since been rectified. Now I’d like to turn the call over to Terry Montgomery, our CFO who will discuss our financial results for the quarter and the outlook in more detail, Terry?

Terence Montgomery - InfraSource Services Inc. - CFO

 Thank you, Dave. Today we announced that revenues for the second quarter of 2004 increased $11.3 million to $148.2 million compared to $136.9 million for the second quarter of 2003. Even when including revenues from the acquisition of Maslonka in both quarters, and excluding the pending divestiture of RJE, revenue increased $12.2 million over the second quarter of 2003.

This increase is primarily due to additional aerial electric transmission work, including the acquisition of Maslonka and also additional natural gas work. Those increases were partially offset by decline in other electric work including underground transmissions and also telecommunications work volumes. EBITDA from continuing operations for the second quarter decreased $3 million, to $9.2 million compared to $12.2 million for the second quarter of 2003.

However, EBITDA from continuing operations for the second quarter included $0.8 million of expenses related to our initial public offering and a loss of $5.7 million on early extinguishment of a $30 million note paid with proceeds from the initial public offering.

In the second quarter of 2003, EBITDA included $1.8 million of merger related expenses associated with the acquisition of InfraSource incorporated in September of 2003. Excluding those aforementioned items, EBITDA would have been $15.6 million for the second quarter versus $14 million for the second quarter a year ago.

SG&A expenses of $15.7 million for the second quarter of 2004, as we mentioned, included $0.8 million of IPO related expenses, and also approximately $1 million of expenses related to professional fees and employee recruiting and severance, which we do not believe will be representative of our expenses going forward.

We have reported a GAAP net loss for the second quarter of 2004 of $2.0 million, or approximately $0.06 per share versus a net loss of $1.6 million or $0.03 per share for the second quarter last year. Note that our prior year EPS is based on our predecessor entity result and share count, and therefore is not directly comparable.

These results for 2004 included within net income, all on an after tax basis, $3.3 million of loss on early extinguishment of the $30 million note paid with IPO proceeds. $2.3 million of amortization of intangible assets arising from acquisitions and purchase accounting under SFAS 141, $0.4 million of IPO related professional fees and expenses, and $0.1 million of loss on discontinued operations.

For 2003, they included $4.8 million of loss on discontinued operations and $1.1 million of merger related expenses. Exclusive of the effect of those items, income would have been $4.1 million for the second quarter of 2004, versus $4.3 million for the second quarter of 2003.

All this despite having $1.6 million after tax of additional interest expense in the second quarter of ‘04 related to debt incurred in connection with the purchase of InfraSource in September of ‘03. The reconciliation of GAAP net loss to EBITDA from continuing operations and EBITDA from continuing operations as adjusted, as well as GAAP net loss to adjusted income is included in the table contained in this morning’s press release and in our 8-K filed in connection with this press release.

We realize that our financial statements can be difficult to follow, due to the effects of the transformation of our company from being a subsidiary of a public utility, to a private entity, and then becoming a public company ourselves all within the past year. We are providing the previously mentioned reconciliations of these unusual items effecting EBTIDA and income in order to demonstrate how we as management evaluate the results of our operations exclusive of the effects of unusual non-operational items.

Turning to backlog, at the end of the second quarter of 2004, we had total backlog of $871 million, which is a 36% increase compared to the $640 million at the end of the second quarter of 2003 and also a 10% increase compared to the $790 million of backlog at the end of the first quarter of 2004.

As a reminder, we classify contracts as backlog. If we have been awarded the contract and we have received a notice to begin work, $252 million of this backlog is expected to be completed during the current year with the balance of $619 million to be completed next year and beyond. This level of backlog gives us considerable visibility into revenues for the remainder of this year.

At the end of the quarter, we had $19.3 million of cash on our balance sheet, and approximately $32.3 million of availability under our revolving credit facility. Net cash flow from continuing operations was a use of $2.4 million in the second quarter primarily due to working capital invested in several of our larger projects, the seasonal ramp up of our outdoor operations, and also slow collections from certain of our customers which is being addressed.

We expect that net cash flow from continuing operations will turn positive during the second half of 2004 through the combination of seasonal patterns of working capital for the business, and also the completion of certain large projects that will allow for the collection of our invested working capital, including project retentions.

Capital expenditures were $6.8 million for the quarter, compared to $4.6 for the second quarter of 2003. We believe that our fleet and equipment are adequate for our current operations, and we regularly evaluate our backlog and potential future opportunities, including transmission work against the mix and availability of equipment that we have in the field.

We had $27.7 million in letters to credit outstanding, primarily to secure our insurance and bonding programs, and had no drawings under our revolving credit facility at the end of the quarter. As mentioned in our first conference call, we amended our credit agreement coincident with the IPO to reduce the interest rates on our term loan and revolving credit facilities, and to allow for expansion of our revolving credit facility from $40 million up to $85 million.

In July we completed the syndication of that $85 million revolving credit facility with commitments from additional lenders, expanding our availability to $57.3 million. We are currently in compliance with all the covenants under our credit agreement. Before turning to our outlook for the third quarter, let me touch briefly on the previously announced acquisitions of EndStructure and Utili-Trax, and the divestiture of the telecommunications subsidiary described earlier by Dave, and also finally the status of our Excelon working capital adjustment related to the purchase from September of ‘03.

We expect EnStructure and Utili-Trax transactions to close during the third quarter of 2004. We also expect that it will be accretive to earnings for a portion of the third quarter and all of the fourth quarter. And we expect the contributions will be approximately $0.06 to $0.08 per share on a full year basis.

We also expect the divestiture of RJE to occur in the third quarter with proceeds of approximately $6 million. We have reached conceptual agreement with Exelon on our working capital adjustment and certain purchase price adjustments associated with the September 2003 merger. We expect this settlement to close during the third quarter, and we expect to receive approximately $7 to $8 million from Exelon.

Concerning our outlook for the third quarter of 2004, compared to the second quarter of 2004, we expect that revenues will be stronger than the second quarter, due in part to the seasonal nature of our business, and also the effect of these pending acquisitions. Our gross margin will be slightly lower than the second quarter, reflecting our current mix of work. SG&A expenses will decrease by approximately $1 million due to the completion of our IPO effort in the second quarter, and also the non-recurring nature of certain of second quarter overhead expenses.

All of this offset by some increased costs of operating as a publicly traded company. Depreciation will increase slightly due to the effect of an increase in the fair market value of assets due to purchase accounting. Also, our interest expense will decrease to approximately $1.8 million for the quarter, due to the approximate $80 million pay down of debt with a portion of the proceeds from our IPO.

We anticipate that for the fourth quarter, revenue is expected to somewhat exceed the third quarter due to the previously discussed acquisitions. And that gross profit is expected to be higher than the third quarter due to anticipated favorable close out of certain of our projects, and the contribution from the acquisitions.

We also expect that contingent on certain events, we will realize a gain of approximately $1.1 million related to forgiveness of accrued interest on a subordinated note that was paid off during the second quarter with proceeds from the IPO. Our projected effective tax rate for 2004 is 43%, and our projected weighted average diluted shares outstanding are approximately 39.8 million shares for the third quarter.

In closing, let me say that we continue to be excited about our strategic direction and the prospects for our company, our employees and the customers that we serve.

This now concludes our formal presentation and we’ll open up the lines for questions.

QUESTION AND ANSWER

Operator

 Thank you, the question and answer session will be conducted electronically today. If you would like to signal for a question, simply press the star key followed by the digit one on your touch-tone telephone. If you are joining us today using a speakerphone, please ensure that your mute function is turned off to allow your signal to reach our equipment.

Once again, please press star one to signal for a question. And we’ll pause for just a moment to assemble the roster.

Our first question comes from Sanjay Shrestha.

Sanjay Shrestha - First Albany Capital - Analyst

 Great, good morning guys, just a couple of quick questions here. Is it fair to say that the margins were a little bit lower in the quarter is also because of your higher natural gas related work than what you did in the first quarter of 2004 and slightly lower electric work?

David Helwig - InfraSource Services Inc. - President and CEO

 Yes, there were a number of factors, Sanjay, that we mentioned, not in any particular order, but certainly the weather impact in upper Midwest where actually, there were record setting rains, if we used the NOAA data.

Sanjay Shrestha - First Albany Capital - Analyst

Sure.

David Helwig - InfraSource Services Inc. - President and CEO

 Record setting rains in Wisconsin and Michigan, and what they classify as much above normal rains in Minnesota, Iowa, Ohio, Kentucky and West Virginia.

Sanjay Shrestha - First Albany Capital - Analyst

 OK.

David Helwig - InfraSource Services Inc. - President and CEO

 The composite of that caused us about five times the normal that we allow for in our planning purposes. About five times the impact on the conduct of work that we normally experience. We allow for normal weather in our budgets as we discussed before.

Sanjay Shrestha - First Albany Capital - Analyst

 OK.

David Helwig - InfraSource Services Inc. - President and CEO

 This was kind of extreme; tick that off to somewhere over a $1 million of impact just in increased costs.

Sanjay Shrestha - First Albany Capital - Analyst

 Got it.

David Helwig - InfraSource Services Inc. - President and CEO

 So that’s one factor.

Sanjay Shrestha - First Albany Capital - Analyst

 OK.

David Helwig - InfraSource Services Inc. - President and CEO

 And certainly the change of mix as you mentioned is the other, probably largest factor in that regard.

Sanjay Shrestha - First Albany Capital - Analyst

 OK, OK.

David Helwig - InfraSource Services Inc. - President and CEO

 If you put those two together, there’s a lot of ups and downs and gives and takes if you will.

Sanjay Shrestha - First Albany Capital - Analyst

 That’s right.

David Helwig - InfraSource Services Inc. - President and CEO

 And it nets down to where we are here a bit lower than we were.

Sanjay Shrestha - First Albany Capital - Analyst

 Understandable. And also, right along that gross margin line, Dave and Terry, we’re kind of talking about it being slightly below second quarter for the third quarter and then picking back up in the fourth quarter. I was hoping when we say slightly below, are we talking about going from 16.6 to 16.5 or 16%. Can you maybe give us a little bit more color on that?

Terence Montgomery - InfraSource Services Inc. - CFO

 Yes, Sanjay, it’s not significant up and down.

Sanjay Shrestha - First Albany Capital - Analyst

 OK.

Terence Montgomery - InfraSource Services Inc. - CFO

 Overall for the full year, we expect actually that the first half of the year and the second half of the year will be comparable.

Sanjay Shrestha - First Albany Capital - Analyst

 OK.

Terence Montgomery - InfraSource Services Inc. - CFO

 There will be a slight change down in the third and then up again about the same level in the fourth.

Sanjay Shrestha - First Albany Capital - Analyst

 OK, and that’s also strictly because of the mix of the revenue and nothing more than that?

David Helwig - InfraSource Services Inc. - President and CEO

 Mix of the revenue and timing and funding of the projects.

Sanjay Shrestha - First Albany Capital - Analyst

 Got it. And also, you guys talked about the Path 15 and BPA projects moving forward now. Is there any update on the PowerUp Wisconsin?

David Helwig - InfraSource Services Inc. - President and CEO

 Yes, PowerUp Wisconsin we expect currently to fully mobilize, substantially mobilize, to coin a phrase, in mid-September.

Sanjay Shrestha - First Albany Capital - Analyst

 OK, OK, great. And one last question and I’ll hop back into the queue, the SG&A was also a little bit up here, and I think, Terry, you said that it’s going to be down sequentially in the third quarter.

And how should we think about that SG&A looking beyond some of the near term, lot of that, moving parts. Is it going to be about 9.5% of the revenue, or how should we think about that. Especially, let’s say we look into 2005 and we think about your operating margin and your gross margin profile?

Terence Montgomery - InfraSource Services Inc. - CFO

 Actually, 9.5 is probably a little high. We think 9% is closer to the right number. The third quarter should be fairly representative of the fourth. We will also have additional revenues on the acquisitions and not a commensurate increase in SG&A.

Sanjay Shrestha - First Albany Capital - Analyst

 OK, that’s great. Thanks very much guys.

Operator

 And next we’ll hear from Lorraine Maikis.

Gina Gordon - Merrill Lynch - Analyst

 Hi, this Gina Gordon calling in for Lorraine. Just wanted to understand the bidding activity a little bit. I know last quarter you mentioned that the transmission side of the business was getting activity up about 50%, is that still the case, or are we seeing some offsets with maybe telecom or some of the other business segments?

David Helwig - InfraSource Services Inc. - President and CEO

 Well, actually Lorraine, or Gina?

 Gina Gordon — Merrill Lynch - Analyst

 Yes.

Gina Gordon - Merrill Lynch - Analyst

 We’re pretty busy in every one of the markets. We do continue to see substantial activity in transmission work bidding. We continue to have to be focused and selective in what we pursue to manage the deployment of resources for the best yield. And that continues to be a challenge. So it remains quite active for us in the bidding arena and the prospects.

Gina Gordon - Merrill Lynch - Analyst

 OK, great, and then also you mentioned, and I think Kerry mentioned something about operating performance issues that affected SG&A?

David Helwig - InfraSource Services Inc. - President and CEO

 I mentioned there were some operating performance issues during the first half that impacted our gross margins by about $3 million compared to expectations.

Gina Gordon - Merrill Lynch - Analyst

 And was that the weather...?

David Helwig - InfraSource Services Inc. - President and CEO

 No, actually performance issues. So there were a few jobs, a handful of jobs out of the dozens of active jobs that we have going on at any particular point in time. You know from our prior discussions that it’s quite unusual for us to have problems with project execution. In this handful of cases, our assessments indicated or led us to conclude that we had some weaknesses in project management and controls.

That’s an area that you’ll recall that we’ve been working to strengthen that we brought in some new people and implemented some new tools. Each of those projects at this point has been completed, so there’s no ongoing drag from them.

And all of our remaining or continuing ongoing projects have been reviewed and critiqued to make sure that we don’t have any other pending problems in the queue so to speak.

Gina Gordon - Merrill Lynch - Analyst

 Great, thank you so much.

Operator

 Our next question comes Tahira Afzal.

Tom Ford - Lehman Brothers - Analyst

 Actually, it’s me. Good morning guys.

David Helwig - InfraSource Services Inc. - President and CEO

 Doesn’t sound like Tahira.

Tom Ford - Lehman Brothers - Analyst

 Hi.

David Helwig - InfraSource Services Inc. - President and CEO

 Good morning.

Tom Ford - Lehman Brothers - Analyst

 Hey, just sticking with that, so the performance issues then impact of the gross margin in the first half by about a full percentage point, is that about right?

David Helwig - InfraSource Services Inc. - President and CEO

 That’s correct, yes.

Tom Ford - Lehman Brothers - Analyst

 So then if I look at that and then you said that the projects are completed, then if I look at your guidance for the second half and, gross margin, I mean is that — I’m just trying to reconcile the two then. Is that more of a mix issue or ...

David Helwig - InfraSource Services Inc. - President and CEO

 Most definitely. It’s reflective of the change in mix.

Tom Ford - Lehman Brothers - Analyst

 OK, and then, Terry, from your comments I kind of got that — are you saying that they normalized run rate for G&A is something — I came up with like to 13.8, 13.9 million and you

Terence Montgomery - InfraSource Services Inc. - CFO

 No, we expect it to be down next quarter by one million from this quarter, and this quarter was 15.7.

Tom Ford - Lehman Brothers - Analyst

 OK.

Terence Montgomery - InfraSource Services Inc. - CFO

 So 14.7, which we feel is a more normal level, and that includes the additional cost built in for being a public company.

Tom Ford - Lehman Brothers - Analyst

 OK. OK. And then in terms of the guidance for the third quarter, you were saying up 10 to 15 percent, which I guess is — would it stay something in the order of I guess 165 to 170 plus? I’m just curious about that revenue number. What does that incorporate, in terms of the acquisitions?

Terence Montgomery - InfraSource Services Inc. - CFO

 We don’t have a definitive date for closing the acquisition. You know, it’s likely to impact the last half to the last month of the third quarter, so it’s not going to be the larger component of that increase.

Tom Ford - Lehman Brothers - Analyst

 OK. So this is more just timing on project activity and what have you?

Terence Montgomery - InfraSource Services Inc. - CFO

 Yes, if you recall there is a seasonal nature to our business. You know, typically, it’s Q3, Q4, Q2 than Q1 in terms of size of revenues. This year, it’s a little different because of some of the large nature of our transmission projects, but there is a seasonal ramp up into Q3, and then on top of that, a little bit of effect from the acquisitions.

Tom Ford - Lehman Brothers - Analyst

 OK, and then just going to the backlog, Dave, just kind of curious, I mean you have mixed comments on the industry about electric and transmission related work. It seems like you’re seeing things that others are not or are seeing less so. I’m just curious as to why, if you have any thoughts as to why — I don’t want to put you in the shoes of other operators, but I mean is a customer exposure? Is it the type of work? I mean you have any thoughts there as to why — you know, what you’re seeing in terms of transmission is different than what others ...

David Helwig - InfraSource Services Inc. - President and CEO

 Yes, I do appreciate that you put the caveat on that, that you didn’t want to put me on the spot to speak for others, and I won’t. I can only speak from our experience. With the customer base that we have we have been quite active in these areas in the region’s that we play and the markets that we play and with the customers that we work with.

We have quite a bit of activity, and as I’ve said before, we find that one of our biggest challenges is being selective in the work that we pursue. That’s being the case and remains the case for transmission work. During the quarter we had a number of projects in the industrial side that we had anticipated coming out earlier in the year on a more gradual pace that were delayed from the first quarter, and became quite active in the second quarter and into the third quarter, even now as we speak, where we’ve been very very busy and had to be once again quite selective in the industrial markets of work that we’re pursuing, areas like powerplant emission controls, scrubber and SER work for example, and interestingly enough, IPP work. As I mentioned, we’ve gotten a number of awards of IPP projects during the period.

Tom Ford - Lehman Brothers - Analyst

 OK, and then lastly, Terry, on the tax rate, I think you said 43 percent.

Terence Montgomery - InfraSource Services Inc. - CFO

 Yes.

Tom Ford - Lehman Brothers - Analyst

 Is that up?

Terence Montgomery - InfraSource Services Inc. - CFO

 That is up from previous expectations, as expectations for net income decreased, the effect of permanent differences had a larger impact, so this is based on — each quarter we evaluate what our full year estimate will be. So as of the end of the second quarter, our estimate for effective taxes for the full year is 43 percent, so we just our tax rate to that level.

Tom Ford - Lehman Brothers - Analyst

 OK, so what does that implied in for the second half? Is that something like 44?

Terence Montgomery - InfraSource Services Inc. - CFO

 No, it implies 43 percent for the second half.

Tom Ford - Lehman Brothers - Analyst

 OK.

Terence Montgomery - InfraSource Services Inc. - CFO

 So we booked to 43% at the end of the second quarter, which is the expectation for the full year.

Tom Ford - Lehman Brothers - Analyst

 OK.

Terence Montgomery - InfraSource Services Inc. - CFO

 So you know you take into account for example the loss on the extinguishment of notes. That has a big impact on your overall net income and the effective tax rate.

Tom Ford - Lehman Brothers - Analyst

 Right great, thank you.

Operator

 And next we’ll hear from Jeff Beach.

Jeff Beach - Stifel Nicolaus - Analyst

 Yes good morning. David, can you expand a little bit on the two acquisitions that you have agreements for, in terms of what kind of historical growth of revenues that you’ve seen, a little bit about the profitability of the companies, and then what are the opportunities that you see beyond just kind of vaguely you know more product offerings and that? Can you expand a little? Thanks.

David Helwig - InfraSource Services Inc. - President and CEO

 Sure Jeff. Actually, in particular the structured SEMCO subsidiary has not in recent years had a great record of stand-alone profitability. Well-known, however, as we look at that, their fit with our business plan and strategy is pretty much ideal. If you were to look at their map of operating entities versus our presence you’d find that in the Midwest and Great Lakes areas we have pretty much complementary territories, but different customer bases.

So it allows us a very nice opportunity to consolidate, reduce overhead, and gain some immediate synergies in that regard. The second aspect - and the same goes for the Utili-Trax operation in Minnesota, where we also have existing operations.

So on those Northern reaches of both, there’s very nice and right away available synergy. With regard to the southern operations of EnStructure, we don’t have as much of a presence there, and one of our strategic desires has been to grow that. So one could expect that we would be able to achieve pretty quick synergies there by consolidating our smaller operation in that area with theirs, so very very nice kind of hand in glove sort of fit between their operations and ours.

We don’t look at those acquisitions as separate growth engines, but rather giving us the capability to deliver on increased demands in services, access to other customers, and the other thing we bring is in recent years especially the southern operations of EnStructure have been impacted in their pursuit of work, which we believe they have a very nice track record of successfully performing due to their lack of bonding capacity because of SEMCO’s parent company situation. They were not supported — if I remember correctly, last year there were about $60 million of opportunities that they were not able to pursue because of a lack of bonding capacity.

So we’ve done obviously quite a bit of diligence on these companies and are really excited about the fit. And interestingly enough, they fit almost perfectly with our business strategy that we put together about 2 1/2 years ago.

Jeff Beach - Stifel Nicolaus - Analyst

 Just as a follow-up, can you expand on the interest rate you have on your new credit agreement?

Terence Montgomery - InfraSource Services Inc. - CFO

 Currently, it’s LIBOR plus three and we expect a 25 basis point reduction at the end of the year, a step down given our expectations of our leverage ratios.

Jeff Beach - Stifel Nicolaus - Analyst

 Thanks.

Operator

 Our next question comes from Alex Rygiel.

 Alex Rygiel — Friedman Billings Ramsey - Analyst

 Yes, thank you very much.

David Helwig - InfraSource Services Inc. - President and CEO

 Good morning Alex.

Alex Rygiel - Friedman Billings Ramsey - Analyst

 Good morning. Could you do me a favor and just help me to understand how your revenues by customer segment have changed on a sequential basis? It looks like electric power was down about 20 million. Looks like natural gas was up 11 or 12 million. Telecom was up a little. Ancillary services was up quite a bit. Can you go line item by line item and kind of explain those changes? Maybe of got incorrect first quarter data, but ...

David Helwig - InfraSource Services Inc. - President and CEO

 We can. Just a second while we look it up here.

Alex Rygiel - Friedman Billings Ramsey - Analyst

 Thank you.

Terence Montgomery - InfraSource Services Inc. - CFO

 I’m sorry Alex, was your question regarding as compared to the same quarter as last year or ...

Alex Rygiel - Friedman Billings Ramsey - Analyst

 No, the first quarter of this year.

Terence Montgomery - InfraSource Services Inc. - CFO

 Just got to find the right table here. Yes, the overall electric as you mentioned was down somewhat and natural gas up. The big difference there is the first quarter was really dominated by the large transmission projects in the West, so that’s part of the reason for that change. Natural gas was an expected change, up for the seasonality of the business. You know, we typically are not working as much in the first quarter in the upper Midwest and the Mid-Atlantic States, and we gear up during the second quarter and third quarter being the largest. Telecommunications was up slightly, but it’s not a big factor and our other volume of business also was up slightly.

Alex Rygiel - Friedman Billings Ramsey - Analyst

 With regards to your Telecom at nine percent that you quoted, that just - which equates to about 13 million. That does not include divestiture, correct?

Terence Montgomery - InfraSource Services Inc. - CFO

 That’s correct. Divestitures are in discontinued operations.

Alex Rygiel - Friedman Billings Ramsey - Analyst

 And you highlighted about 10 million of incremental work that you picked up in that business. Is that on the construction side or Telecom services, companies like RBOCs or is that in your dark fiber side?

David Helwig - InfraSource Services Inc. - President and CEO

 It’s kind of in between. It’s fiber work, but not leased fiber, it’s fiber construction work.

Terence Montgomery - InfraSource Services Inc. - CFO

 We had incremental increases in the dark fiber business, but the largest piece of that growth in backlog in the second quarter was the fiber project for a Department of Transportation.

Alex Rygiel - Friedman Billings Ramsey - Analyst

 OK, and one last question with regards to your backlog, can you help us get a sense as to what the mix of backlog is with regards to customer by customer segment?

David Helwig - InfraSource Services Inc. - President and CEO

 It was given here.

Terence Montgomery - InfraSource Services Inc. - CFO

 In terms of the general mix, it’s approximately 45 percent gas, 35 percent electric, and 17 percent Telecom. The balance in other.

Alex Rygiel - Friedman Billings Ramsey - Analyst

 And given that that mix is different than what you reported in the second quarter, what should that tell us about margins, maybe in 05 versus 04?

Terence Montgomery - InfraSource Services Inc. - CFO

 We actually didn’t report that mix in the first quarter, but we did talk about — Dave talked about the sequential increases by market.

Alex Rygiel - Friedman Billings Ramsey - Analyst

 I guess my question was more that that mix is different than your second quarter reported mix.

Terence Montgomery - InfraSource Services Inc. - CFO

 Right, the backlog you can’t directly relate to the reported mix of revenues. The primary reason there is the natural gas blankets tend to be to two three-year contracts. So those are included in backlog. The electric projects tend to have shorter cycle times because they are not multi-year blanket type agreements or fixed-price projects agreements, so you can’t directly related the percentage of the backlog to the expectations of the revenue mix, either backwards or forwards.

David Helwig - InfraSource Services Inc. - President and CEO

 Given the six to nine months or nine to 12 month project cycle for the electric work typically, except for the large projects, we wouldn’t even have visibility into the out years there that we do the natural gas currently. It’s just the blanket work and form of the contracts.

Terence Montgomery - InfraSource Services Inc. - CFO

 Similar to Sanjay’s first question, part of the effect to the gross margins in the second quarter and into the third and fourth is the ramp up in the natural gas operations, which does not have the same margin level as some of the fixed-price project work.

Alex Rygiel - Friedman Billings Ramsey - Analyst

 Very helpful, thank you.

Operator

 And once again, if you would like to ask a question, please press star one. We’ll now hear from John Rogers.

John Rogers - DA Davidson - Analyst

 Good morning.

Terence Montgomery - InfraSource Services Inc. - CFO

 Good morning, John.

John Rogers - DA Davidson - Analyst

 I was wondering can you tell us how much Maslonka added in terms of the revenue in the second quarter.

Terence Montgomery - InfraSource Services Inc. - CFO

 Actually, we don’t break out any of our subsidiaries by line of business or subsidiary revenue particularly, but I did mention that if you include revenues of Maslonka in both periods and take out the RJE revenues in both periods, our overall increase is just about the same as it was on a reported basis.

John Rogers - DA Davidson - Analyst

 OK. So the organic growth I guess is what I’m trying to get to is in line with total revenue growth.

Terence Montgomery - InfraSource Services Inc. - CFO

 That’s correct.

John Rogers - DA Davidson - Analyst

 OK, and in terms of the amortization, Terry, are you still looking for that to drop of through the second half of the year?

Terence Montgomery - InfraSource Services Inc. - CFO

 That’s correct, yes.

John Rogers - DA Davidson - Analyst

 And finish up the year at about what level, $13 million approximately?

Terence Montgomery - InfraSource Services Inc. - CFO

 Hang on a second; I’ll get back to you on that number.

John Rogers - DA Davidson - Analyst

 OK, and I guess maybe while you’re looking at that, just I understand in terms of the margins, you know, what you’ve given us in guidance going forward, I guess I’m trying to understand why the margins on going up more, given the execution impact in the million dollars of — you know, weather impact in the Midwest. And as those get cleared out, shouldn’t you get a big snapback in margins?

David Helwig - InfraSource Services Inc. - President and CEO

 The margin impacts that we specifically cited, John, were the weather impacts and the performance issues.

John Rogers - DA Davidson - Analyst

 Right.

David Helwig - InfraSource Services Inc. - President and CEO

 Were one million and 3 million that we absorbed during the first half.

John Rogers - DA Davidson - Analyst

 Oh, that’s for the entire first half, not just the quarter?

David Helwig - InfraSource Services Inc. - President and CEO

 The one million for the weather was in the second quarter. The three million on the project performance was in the first half.

John Rogers - DA Davidson - Analyst

 OK.

David Helwig - InfraSource Services Inc. - President and CEO

 In fact, much of it in the first quarter.

John Rogers - DA Davidson - Analyst

 OK.

Terence Montgomery - InfraSource Services Inc. - CFO

 John, on the amortization question, there was about 8.6 million to date, and we’re expecting just a little over 14 million for the full year.

John Rogers - DA Davidson - Analyst

 OK. OK. So in terms of then operating margins for the second half of the year, if I sort of take your guidance here, you know, a little over nine percent SG&A and flat gross margins, you’re going to end up somewhere in the high single digits on an operating margin basis, is that still correct?

Terence Montgomery - InfraSource Services Inc. - CFO

 The math sounds right, yes.

John Rogers - DA Davidson - Analyst

 OK. OK, great, thank you.

Operator

 And our next question comes from Roman Rjanikov with Massachusetts Financial Services.

Roman Rjanikov - Massachusetts Financial Services - Analyst

 Hi, how are you? I had a question on I think something you mentioned in the prepared comments, a delay on the electrical work. I was wondering if you could give a little bit more color on that.

David Helwig - InfraSource Services Inc. - President and CEO

 Sure. Let’s see, a couple different areas, in what we call industrial electrical work. This would be for customers like Texaco chemical plans, refineries, cement plants, powerplant developments. We had quite a number of projects in our forecasts or what we call our sales pipeline that the beginning of the year that we were tracking to bid ans award dates earlier in the year than actually materialized. Scrubber work would be another component that’s in there so we fell probably compared to our expectations at the beginning of the year, we saw probably on the order of four to six month offset between when we had originally expect to growth to come to fruition and when it actually did. It’s been very interesting to track. Frustrating to track the delays, and exciting to track and keep up with the pace of activity that we’re experiencing currently.

Roman Rjanikov - Massachusetts Financial Services - Analyst

 OK, and I also had another question. The type of work in the transmission distribution area from the electrical utility that you are getting right now in the backlog, is it any different in nature from what you saw several months ago?

David Helwig - InfraSource Services Inc. - President and CEO

 In this quarter we did say a shift in that mix, as I mentioned, with the award of about $30 million of distribution work that went to backlog. That’s a significant amount of distribution work. Distribution work is not our primary focus, so that managed to change - the impact of that would be to change the mix just a bit. As I’ve indicated in a number of discussions, we pursue distribution work principally for two reasons, to round out the breadth of services that we provide to strategic customers, which is what was the case with all of this award, or as an entree or foothold to establish in a presence with a new customer.

Roman Rjanikov - Massachusetts Financial Services - Analyst

 So what was the case this time?

David Helwig - InfraSource Services Inc. - President and CEO

 In each of the cases, and there were a number of awards in here, it was for strategic customers; customers that we already do a significant amount of work with.

Roman Rjanikov - Massachusetts Financial Services - Analyst

 OK, but if you back out distribution work, are you seeing the transmission activity is subsiding away from it?

David Helwig - InfraSource Services Inc. - President and CEO

 No, in fact we see the transmission activity continuing to pick up. If anything, we see the substation work not picking up commensurately, but we’ve been quite busy in the transmission arena and remain that way in each of the three geographic markets that I indicated; the West, the Northeast a bit as well. One of our awards was in fact in the Northeast, where we continue to do work, and in Texas. So you know that’s a pretty good diversity across the country, and in each case, those markets are quite active for transmission work.

Roman Rjanikov - Massachusetts Financial Services - Analyst

 OK, thank you.

Operator

 And our next question comes from David Beard.

David Beard - Morgens, Waterfall, Vintiadid - Analyst

 Good morning. Could you guys talk about how much acquisition added to the backlog?

Terence Montgomery - InfraSource Services Inc. - CFO

 None of the acquisitions are included in the backlog. That’s a good question.

David Helwig - InfraSource Services Inc. - President and CEO

 That’s an excellent question. That’s an oversight; I should have mentioned that as we went. This is organic backlog, nothing added for the acquisitions. We’ll have to add that next quarter.

Terence Montgomery - InfraSource Services Inc. - CFO

 But we only count backlog when we have a signed contract and authorization to proceed, and we have not closed on the acquisitions therefore we don’t include them in backlog.

Roman Rjanikov - Massachusetts Financial Services - Analyst

 And can you give us a sense of what backlog you may bring in when you do close those acquisitions?

David Helwig - InfraSource Services Inc. - President and CEO

 Actually, I don’t think we’re prepared to do that.

Roman Rjanikov - Massachusetts Financial Services - Analyst

 OK, and lastly, do you give a bookings number?

Terence Montgomery - InfraSource Services Inc. - CFO

 No we don’t.

Roman Rjanikov - Massachusetts Financial Services - Analyst

 And how come?

Terence Montgomery - InfraSource Services Inc. - CFO

 We actually just haven’t been asked that to date.

Roman Rjanikov - Massachusetts Financial Services - Analyst

 OK, well, could you give a sense of what bookings were? And would you be willing to share that going forward?

David Helwig - InfraSource Services Inc. - President and CEO

 We’ll look into that.

Terence Montgomery - InfraSource Services Inc. - CFO

 Yes, just as a rough estimate you can take our increase in backlog in the second quarter and subtract the revenues we had, that gives you a rough feel for the bookings.

Roman Rjanikov - Massachusetts Financial Services - Analyst

 Right, right, yes, that’s what I’ve been doing. OK, thank you.

Operator

 And we will take a follow-up question from Tahira Afzal of Lehman Brothers.

Tahira Afzal - Lehman Brothers - Analyst

 Hi guys, this is Tahira Afzal on the line. Just a question regarding amortization. According to the original schedule that we were given, it was around 11.4 for 2004, and around 3.9 for 2005, and it’s obviously been shifted up as a consequence of much longer going faster, I assume. In terms of 2005, does that imply that we should now be building in a much lower rate?

Terence Montgomery - InfraSource Services Inc. - CFO

 Yes, it would be expected that — the balance would be expected to be pulled from 2005 and 2006, yes.

Tahira Afzal - Lehman Brothers - Analyst

 Great, OK, thank you. And just another quick question. I don’t know if you guys can answer on this or not as of yet, but in terms of — there was I believe another BPA project that was going into an auction phase as of July August, and I think that was an auction to see whether there would be any financing available that potential customers would be willing to put up, and I was wondering if you’d heard any progress on that.

David Helwig - InfraSource Services Inc. - President and CEO

 Yes, good recall. That’s the John Day McNarry (ph) line for Bonneville Power (ph). Technically what they were soliciting was interest in acquisition of the transmission rights across that new line work to be built. The result of that solicitation I do not believe have been made publicly available yet. We did have quite a bit of discussion with Bonneville about their expectations about what they thought would transpire if that process continued. But after (ph) (inaudible) make a public announcement as to the result of that.

Tahira Afzal - Lehman Brothers - Analyst

 Great, thank you very much. That’s all I had.

Operator

 And once again to signal for a question, please press star one now. And we’ll pause for just a moment. And there are no further questions queued, so at this time I’ll turn the conference back over to Mr. Helwig for closing remarks.

David Helwig - InfraSource Services Inc. - President and CEO

 Thank you very much. Well, in conclusion we are very pleased with our progress during the second quarter, our growth in revenues, our substantial growth in backlogs, the sustained profitability that we demonstrated, and in particular our strategic acquisitions. We remain excited about our long-term prospects, confidence in our business strategy and focus, and hope that today we’ve been able to provide some meaningful insight into our operations. Thank you very much for your participation and attention.

Operator

 And then does conclude today’s conference call. Everyone, have a great day.

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